UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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DIVERSIFIED RESTAURANT HOLDINGS, INC.

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SEC 1913 (02-02)

DIVERSIFIED RESTAURANT HOLDINGS, INC. 27680 Franklin Road Southfield, Michigan 48034 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 18, 2017

  To Our Stockholders:

The Annual Meeting of Stockholders of Diversified Restaurant Holdings, Inc. (the “Company”) will be held at the Company’s Detroit Buffalo Wild Wings restaurant, which is located at 1218 Randolph, Detroit, Michigan 48226, on Thursday, May 18, 2017, at 10:00 a.m., EDT. Details regarding the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our 2016 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business. The Annual Meeting is being held for the following purposes:

(i)	To elect a slate of seven directors for terms to expire at the 2018 Annual Meeting of stockholders;

(ii)	To approve the Company’s Stock Incentive Plan of 2017;

(iii)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

(iv)	To hold an advisory vote to approve the compensation of our named executive officers disclosed in this Proxy Statement; and

(v)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed March 20, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ David G. Burke
David G. Burke
Director, President and Chief Executive Officer

April 7, 2017
Southfield, Michigan

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2016 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for fiscal year ended December 25, 2016, are available at www.envisionreports.com/SAUC.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE, AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH HAS PREPAID POSTAGE IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

 Diversified Restaurant Holdings, Inc.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 18, 2017

___________________________
*To be voted on at the meeting

DIVERSIFIED RESTAURANT HOLDINGS, INC.
27680 Franklin Road
Southfield, Michigan 48034

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on May 18, 2017

This Proxy Statement (“Proxy Statement”) is furnished by and on behalf of the Board of Directors (the “Board”) of Diversified Restaurant Holdings, Inc. (“we,” “our,” “us,” the “Company,” or “DRH”) in connection with the solicitation of proxies for use at the 2017 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., EDT, Thursday, May 18, 2017, at the Company’s Detroit Buffalo Wild Wings restaurant, which is located at 1218 Randolph, Detroit, Michigan 48226, and at any adjournments thereof.  Distribution of this Proxy Statement and the accompanying form of proxy is scheduled to begin on or about April 7, 2017.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting. These matters include the election of directors, ratification of a new stock incentive plan, ratification of the selection of our independent registered public accounting firm, and an advisory vote to approve the compensation of our named executive officers.

Please read this Proxy Statement carefully. You should consider the information contained in this Proxy Statement when deciding how to vote your shares.

Who is entitled to vote?

The Board has set March 20, 2017 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on the record date, March 20, 2017, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of the Company’s common stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by the broker, bank, trust or other nominee.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By voting via the internet, via telephone or by completing and returning a written proxy card, you are giving the persons appointed as proxies by our Board the authority to vote your shares.

How are proxy materials being made available to stockholders?

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources. On or about April 7, 2017, we will mail to each stockholder (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including its proxy statement and annual report, on the internet and how to access a proxy card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We may at our discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

How many shares must be present to hold the Annual Meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:
•you are present and vote in person at the meeting; or
•you have properly submitted a proxy by mail.

As of the record date, 26,669,347 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you have three options for submitting your vote prior to the Annual Meeting: (i) vote via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; (ii) vote via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; or (iii) vote via mail, by completing, signing, dating and mailing a paper proxy card in a pre-addressed envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the record date, you are a stockholder of record and you attend the Annual Meeting, you may vote in person at the meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the Annual Meeting, please write to the Secretary, Diversified Restaurant Holdings, Inc., 27680 Franklin Road, Southfield, Michigan 48034 or call 248-223-9160.

What if I do not specify how I want my shares voted?

If you submit a proxy and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR election of all of the nominees for director;

•	FOR approval of the Stock Incentive Plan of 2017;

•	FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017;

•	FOR the advisory approval of the compensation of our named executive officers disclosed in this Proxy Statement; and

•	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the Annual Meeting.

Can I change my proxy after submitting my proxy?

Yes, whether the proxy is submitted via the internet, telephone or mail, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy, by voting in person at the Annual Meeting, or by delivering to our Secretary a written notice of revocation. Attending the Annual Meeting will not revoke your proxy unless you specifically request to revoke it.

What is the vote required to approve each matter?

Election of Directors. The affirmative vote of a plurality of the votes, representing our common stock, cast at the Annual Meeting is required for nominees to be elected as directors, meaning the seven directors receiving the highest number of votes will be elected.  Abstentions and broker non-votes will not be counted as shares voted on this matter.

Stock Incentive Plan of 2017. The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and voting on the matter is necessary to approve the Company’s Stock Incentive Plan of 2017.  Abstentions and broker non-votes will not be counted as shares voted on this matter.

Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm.  Abstentions and broker non-votes will not be counted as shares voted on this matter.

Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Are there other matters to be voted on at the meeting?

As of the date of this Proxy Statement, our Board does not know of any matters which may come before the Annual Meeting, other than the matters described in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the Annual Meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend I vote?

The Board recommends you vote:

•	FOR election of all of the nominees for director;

•	FOR approval of the Stock Incentive Plan of 2017;

•	FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017; and

•	FOR the advisory approval of the compensation of our named executive officers disclosed in this Proxy Statement.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by the Company. Our directors, officers, and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 18, 2017:

The Company’s Proxy Statement and 2016 Annual Report on Form 10-K are filed with the Securities and Exchange Commission and are available at www.envisionreports.com/SAUC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to own beneficially more than 5.0% of our outstanding shares of common stock as of March 20, 2017. The title of the class of shares for all owners is $0.0001 par value common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned (1)
T. Michael Ansley 807 W. Front Street Suite B Traverse City, MI 49684	11,118,138(2)	41.6%

(1)
The percentages shown are based on the 26,669,347 shares of our common stock outstanding as of March 20, 2017, plus the number of shares that the named person or group has the right to acquire within 60 days of March 20, 2017. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares that the person or group has the right to acquire within 60 days after March 20, 2017 are deemed to be outstanding with respect to such person or group but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

(2)
This includes 3,079,138 shares owned directly by Mr. Ansley, 8,000,000 shares held jointly with his spouse through a family limited liability company, 9,000 shares indirectly owned as custodian for his children’s UGMA accounts (the beneficial ownership of which he disclaims), and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

The following table presents information regarding the beneficial ownership of our common stock, as of March 20, 2017, by each of our directors, each of whom is also a nominee for re-election as a director, our executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned(1)
T. Michael Ansley°	11,118,138(2)	41.6%
David G. Burke°	280,513(3)	1.1%
Jason T. Curtis	922,647(4)	3.5%
Jay A. Dusenberry°	89,122(5)	*
Philip Friedman°	75,131(6)	*
Phyllis A. Knight	133,333(7)	*
David Ligotti°	305,243(8)	1.1%
Joseph M. Nowicki°	82,031(9)	*
Gregory J. Stevens°	313,060(10)	1.2%
Officers and All Directors As a Group (9 persons)	13,319,218(11)	49.6%

* Less than one percent
° Existing member of the Board

(1)
The percentages shown are based on the 26,669,347 shares of our common stock outstanding as of March 20, 2017, plus the number of shares that the named person or group has the right to acquire within 60 days of March 20, 2017. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares that the person or group has the right to acquire within 60 days after March 20, 2017 are deemed to be outstanding with respect to such person or group but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

(2)
This includes 3,079,138 shares owned directly by Mr. Ansley, 8,000,000 shares held jointly with his spouse through a family limited liability company, 9,000 shares indirectly owned as custodian for his children’s UGMA accounts (the beneficial ownership of which he disclaims), and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

(3)
This includes 52,665 shares owned directly by Mr. Burke, 155,647 shares of restricted stock, options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share, and 42,201 shares held in his IRA.

(4)	This includes 867,000 shares owned directly by Mr. Curtis and 55,647 shares of restricted stock.

(5)
This includes 54,372 shares owned directly by Mr. Dusenberry, 4,750 shares of restricted stock and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

(6)	This includes 45,131 shares owned directly by Mr. Friedman and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

(7)	This includes 100,000 shares currently owned directly by Ms. Knight and 33,333 shares of restricted stock.

(8)	This includes 300,493 shares currently owned directly by Mr. Ligotti and 4,750 shares of restricted stock.

(9)
This includes 25,381 shares currently directly owned by Mr. Nowicki, 4,750 shares of restricted stock, 21,900 shares held jointly with his spouse, and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

(10)
This includes 275,310 shares currently owned directly by Mr. Stevens, 4,750 shares of restricted stock, 3,000 shares held jointly with his spouse, and options exercisable within 60 days of March 20, 2017 to purchase 30,000 shares at an exercise price of $2.50 per share.

(11)	This includes 180,000 shares that such persons have the right to acquire within 60 days of March 20, 2017 pursuant to stock options.

FIRST PROPOSAL-ELECTION OF DIRECTORS

Our Board members are elected annually to serve one-year terms or until their earlier death, resignation or removal.  The Board currently consists of seven members: T. Michael Ansley, David G. Burke, Jay Alan Dusenberry, Philip Friedman, David Ligotti, Joseph M. Nowicki, and Gregory J. Stevens.  Each of these individuals has been nominated, and is seeking approval, to serve as a director until the annual meeting of stockholders in fiscal year 2018 or until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Each of the above nominees has been recommended by the independent members of the Board and nominated by the Board.  Each nominee has consented to serve as a director of the Company, if elected.  If, at the time of the Annual Meeting, any of the nominees are unable or decline to serve as a director, the discretionary authority provided via proxy will be exercised to vote for a substitute candidate designated by the Board.  The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

The Board recommends that the stockholders vote FOR the election of the nominees named above as directors of the Company.

Information About Director Nominees and Executive Officers

Information about our director nominees and executive officers is set forth below. There are no family relationships among any of our directors, nominees for director and executive officers.

Name, Age, and Position with the Company	Has Served As Director Since
Directors Who Are Both Currently Serving and Nominees for Election
T. Michael Ansley, 46, Director, Executive Chairman of the Board	2006
David G. Burke, 45, Director, President and Chief Executive Officer	2006
Jay Alan Dusenberry, 45, Director	2006
Philip Friedman, 70, Director	2011
David Ligotti, 59, Director	2006
Joseph M. Nowicki, 55, Director	2010
Gregory J. Stevens, 46, Director	2006
Executive Officers (Who Are Not Also Directors)
Jason Curtis, 36, Chief Operating Officer, Secretary
Phyllis A. Knight, 54, Chief Financial Officer, Treasurer

Our executive officers are generally appointed each year at the annual meeting of our Board. Their terms of office are at the discretion of our Board.

The factual information below for each director, nominee for election as a director and for each executive officer has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board to conclude that each should serve on our Board, in light of our business and structure, was determined by our Board or independent members of the Board.

T. Michael Ansley currently serves as the Executive Chairman of our Board of Directors. He served as our President, Chief Executive Officer, and Chairman of the Board since our inception in 2006 through October of 2016. The Company's roots can be traced back to 1999 when Mr. Ansley opened his first Buffalo Wild Wings ("BWW") franchise in Sterling Heights, Michigan. Mr. Ansley received a Bachelor of Science degree in business administration from the University of Dayton and currently serves on the Board of Directors of the Michigan Restaurant Association. Mr. Ansley also serves as Chairman, President and Chief Executive Officer of Bagger Dave’s Burger Tavern, Inc.

We believe Mr. Ansley is qualified to serve as a director of the Company due to his extensive experience in restaurant management, operations and development as well as his demonstrated business leadership abilities and long history with the Company as its founder.

David G. Burke currently serves as our President and Chief Executive Officer, positions he assumed in October of 2016. Mr. Burke had previously served as Chief Financial Officer and Treasurer of the Company since March 22, 2010, and has been a member of the Board since our inception. Prior to joining the Company, Mr. Burke was employed by Federal-Mogul Corporation, a leading global supplier of powertrain and safety technologies serving the world's foremost original equipment manufacturers and the worldwide aftermarket, where he held roles of increasing responsibility in finance, marketing, and corporate development. Mr. Burke earned a Bachelor of Science degree in mechanical engineering from the University of Dayton and a Master of Business Administration, with a concentration in finance, from the University of Michigan - Ross School of Business. Mr. Burke also serves as a Director of Bagger Dave’s Burger Tavern, Inc.

We believe Mr. Burke is qualified to serve as a director due to his leadership position as President and Chief Executive Officer of the Company, business acumen, and analytical skills, including a unique proficiency with regard to financial modeling and market analysis.

Jay Alan Dusenberry has been a member of the Board since our inception. Mr. Dusenberry served as our Treasurer from our inception to March 22, 2010. Mr. Dusenberry has also been a member of the Audit Committee since its inception in 2007. Currently, Mr. Dusenberry is a Vice President of KAMAX, a fastener technology company for the automotive industry. From 2009 to 2013, he served as a Vice President at Cold Heading Company, manufacturer of cold-formed fasteners. He received a Bachelor of Science degree in finance from the University of Dayton and a Master of Business Administration degree from the University of Detroit Mercy.

We believe Mr. Dusenberry is qualified to serve as a director due to his 20 years of experience in business leadership positions, including experience as a financial analyst for a health care system and senior administrative roles as a plant manager, director, and vice president in the automotive manufacturing industry.

Philip Friedman was appointed to the Board on March 10, 2011. Mr. Friedman served as Chairman, Chief Executive Officer, and President of McAlister's Corporation, a quick-casual restaurant concept, from 1999 through July 2010. Currently, Mr. Friedman is Chief Executive Officer of Salsarita's Fresh Cantina restaurant chain and is a Founding Member of IL ‘Pioppo, LLC, importers of organic Italian wines. Mr. Friedman is also President of Friedman & Associates, a strategic planning and management consulting company he founded in 1986. Mr. Friedman serves on the Boards of the National Restaurant Association and the Mississippi Restaurant Association. He is a member of the Culinary Institute of America's Society of Fellows and the National Association of Corporate Directors.

We believe Mr. Friedman is qualified to serve as a director because of his extensive franchise and chain restaurant expertise. This expertise is particularly relevant to our business as a franchisee of BWW.

David Ligotti has been a member of the Board since our inception. Mr. Ligotti owns and operates Oakwood Business Services, LLC ("Oakwood"), an accounting, tax, and consulting firm located in Ann Arbor, Michigan. Mr. Ligotti received a Bachelor of Arts degree in political science from Kalamazoo College, a Masters of Business Administration degree, with a major in accounting, from the University of Michigan, and a Master of Science in Taxation degree from Walsh College.

We believe Mr. Ligotti is qualified to serve as a director, as he has been a CPA for nearly 32 years and has 27 years of experience in restaurant finance, technology, operation, administration, and accounting.

Joseph M. Nowicki was elected to the Board at the 2010 annual meeting of stockholders. Mr. Nowicki is the Executive Vice President and Chief Financial Officer of Beacon Roofing Supply ("BECN"), a NASDAQ-listed company, a position he assumed on March 25, 2013. At BECN, Mr. Nowicki is responsible for the oversight of finance, information technology and investor relations. Mr. Nowicki served as the Chief Financial Officer of Spartan Motors, Inc. (“SPAR”), a NASDAQ-listed specialty vehicle manufacturer based in Charlotte, Michigan from June 30, 2009 to March 22, 2013. Previously, Mr. Nowicki spent approximately 17 years with the Michigan-based furniture manufacturer, Herman Miller, Inc., where he served as Treasurer and as a member of Herman Miller's key leadership team, managing all treasury activities for the company including establishing the overall capital and debt structure, overseeing the pension and investment strategy, and leading investor relations activities. Before joining Herman Miller, he held several operations and finance positions, including working for IBM and General Motors, and spent several years in public accounting. Mr. Nowicki received a Master of Business Administration from the University of Michigan - Ross School of Business.

We believe Mr. Nowicki is qualified to serve as a director of the Company due to his extensive public company experience and specialized accounting, finance and capital markets expertise.

Gregory J. Stevens has been a member of the Board since our inception. Mr. Stevens has been an Engineer and partner of Cold Heading Company, an automotive supplier of fasteners, located in Warren, Michigan, since 1992. Mr. Stevens is currently a member of Desert Rock Enterprises, LLC, an investment company, located in Las Vegas, Nevada, an owner and director of Beachlawn, Inc., an industry-leading tier-one automotive supplier, and a director of Ajax Metal Processing, Inc., a leading industrial steel parts heat treating and plating company, located in Warren, Michigan. Mr. Stevens received a Bachelor of Science degree in engineering from the University of Dayton.

We believe Mr. Stevens is qualified to serve as a director because of his analytical engineering background, ownership of multiple successful businesses, diverse background in operating all facets of a business, and his prior experience with cash flow management.

Executive Officers Who Are Not Also Directors

Mr. Ansley and Mr. Burke are also members of our Board of Directors, and information regarding their business experience is described above. The business experience for Mr. Curtis and Ms. Knight for at least the past five years is summarized below. Our executive officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of our Board of Directors.

Jason Curtis is our Chief Operating Officer, a position he assumed at our inception in 2006. Mr. Curtis also serves as our Corporate Secretary. Beginning in 2000, Mr. Curtis worked in positions of increasing responsibility in the restaurant industry, starting at the ground level in the kitchen of a BWW restaurant that is now owned by the Company. In 2002, he became Chief Operating Officer of AMC Group, LLC, the predecessor to AMC Group, Inc. AMC Group, Inc. is now a wholly-owned subsidiary of DRH. Mr. Curtis plays an integral role in identifying and developing unit-level management and multi-unit supervisors to address our expansion plans. Mr. Curtis serves on the BWW National Leadership Council, a position he was elected to by fellow franchisees within the BWW system and is a member of the Executive Board of the Children's Leukemia Foundation of Michigan.

Phyllis A. Knight was appointed Chief Financial Officer and Treasurer in October 2016. Ms. Knight brings more than 30 years of finance, accounting and leadership experience. She has served in several senior executive positions in the manufacturing, home building and mortgage services industries. Ms. Knight most recently served as EVP and CFO of Polar Corporation, the largest tank trailer manufacturing, parts, and service organization in North America. Prior to that Ms. Knight spent eleven years at Champion Enterprises, Inc. and Champion Enterprises Holdings, LLC, the bulk of which as EVP and CFO. At Champion, she directed all finance functions, including strategic planning, Securities and Exchange Commission reporting, treasury, capital markets, investor relations, cash management, risk management, mergers and acquisitions, and IT. A Certified Public Accountant (inactive license), Ms. Knight began her career at KPMG after earning a Bachelor of Arts degree in Accounting from Michigan State University. Ms. Knight also serves as a Director of Bagger Dave’s Burger Tavern, Inc.

CORPORATE GOVERNANCE

Director Independence

We employ the NASDAQ Stock Market’s standards for determining the independence of directors.  Under these standards, an independent director means a person other than an executive officer or one of our team members or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

For purposes of the NASDAQ Stock Market’s independence standards, the term “family member” means a person’s spouse, parents, children, and siblings, whether by blood, marriage, or adoption, or anyone residing in such person’s home.

The Board has assessed the independence of each non-employee director under the NASDAQ Stock Market’s independence standards set forth above and believes that Messrs. Jay Alan Dusenberry, Philip Friedman, Joseph M. Nowicki and Gregory J. Stevens qualify as independent directors.  In making this determination, our Board has concluded that none of the independent directors has a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The other directors would not qualify as independent due to their employment by us or due to their receipt of certain fees or compensation from us.

Board Meetings

During 2016, our Board of Directors held a total of six meetings. During 2016, each director attended at least 92% of the total number of meetings of our Board and its committees on which he then served, except Jay Alan Dusenberry, who attended 68% of the total number of meetings of our Board and its committees on which he served.

Board Committees

Our Board has, and appoints members to, two standing committees: the Audit Committee and the Compensation Committee. The membership of these committees, as of March 20, 2017, was as follows:

Audit Committee	Compensation Committee
Jay Alan Dusenberry Philip Friedman Joseph M. Nowicki*	Jay Alan Dusenberry* Philip Friedman Gregory J. Stevens

_______________
*Committee chairman

Each of these committees has a written charter that has been approved by our Board and is available on our website, at http://www.diversifiedrestaurantholdings.com/about-us/governance-documents/default.aspx.

Audit Committee

Our Audit Committee is solely responsible for appointing and reviewing fee arrangements with our independent accountants and approving any non-audit services by our independent accountants.  Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent accountants.  The Audit Committee is also responsible for overseeing our compliance with legal and regulatory requirements, including our disclosure controls and procedures. Our Audit Committee currently consists of Messrs. Joseph M. Nowicki, Jay Alan Dusenberry, and Philip Friedman.  Our Board has determined that each of the members of the Audit Committee meets the criteria for independence under the standards of the NASDAQ Stock Market.

We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements.  The Audit Committee met six times during 2016. Our Board has determined that Mr. Nowicki is an audit committee financial expert as defined in Item 401 of Regulation S-K.

Compensation Committee

Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our executive officers, evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives, and making recommendations to our Board regarding these matters. Our Compensation Committee currently consists of Messrs. Jay Alan Dusenberry, Gregory J. Stevens, and Philip Friedman.  The Compensation Committee met seven times during 2016.

The Compensation Committee’s responsibilities and authority include:

•	reviewing and approving the goals and objectives relating to the compensation of our executive officers, and evaluating their performance;

•	determining, or recommending to our Board for determination, all elements of compensation for our executive officers;

•	reviewing compensation and guidelines for directors’ ownership of our stock;

•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;

•	considering the results of the most recent advisory vote of the stockholders on executive compensation in making compensation determinations and recommendations;

•	recommending or making changes in compensation for directors;

•	administering and making awards under our stock-based incentive plans for directors, officers and employees, to the extent provided for in the plans; and

•
sole discretion in retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser (each, a “Compensation Adviser”), and the direct responsibility for the appointment, compensation and oversight of the work of any Compensation Adviser it retains.

The Compensation Committee has the authority to delegate appropriate matters to subcommittees as the Compensation Committee may determine in its discretion. The Compensation Committee retained Lockton Companies as its compensation consultant during fiscal year 2016 to assist it in establishing market competitive compensation packages for its officers, vice presidents, directors and non-employee members of the Board of Directors.

Disclosure Controls, Governance, and Nominating Functions

The Board has determined that the governance and disclosure control functions are best suited to participation of the full Board. These functions are to: (i) ensure that all disclosures made by the Company to its stockholders or the investment community fairly present the Company’s financial condition and the results of operations in all material respects and such disclosures are accurate, complete, and timely made as required by applicable laws and any applicable stock exchange requirements; and (ii) advise and make recommendations to the Board with respect to corporate governance principles and practices.

The Board has also adopted resolutions authorizing and directing the independent members of the Board, to recommend qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the annual meetings and candidates to fill vacancies occurring between annual meetings.

The independent directors use an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director and considered by the independent directors and the Board. Generally, candidates have been persons who have been known to one or more of our Board members. The independent directors have not adopted specific minimum qualifications that they believe must be met by a person they recommend for nomination as a director. In evaluating candidates for nomination, the independent directors will consider the factors they believe to be appropriate. These factors would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of our Board in collectively serving the long-term interests of our stockholders. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the independent directors consider the diversity of our Board when identifying director candidates. The amount of consideration given to diversity varies with the independent directors’ determination of whether we would benefit from expanding the Board’s diversity in a particular area. We believe this policy has been effective in identifying candidates with the diverse business experience necessary to lead our growing Company.

Although the independent directors have the authority to retain a search firm to assist it in identifying director candidates, there has, to date, been no need to employ a search firm. The Board does not evaluate potential nominees for director differently based on whether they are recommended by a stockholder.

To nominate a candidate for election to the Board of Directors, a stockholder of record must (i) provide a written notice of nomination to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders, or (ii) in the case of the nomination of a person for election to the Board of Directors at a special meeting of stockholders, no earlier than 120 days prior to and no less than the later of (a) 90 days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting, with certain limited exceptions spelled out in the bylaws. The notice of nomination must set forth (i) the name and record address of the stockholder proposing to make nominations, as they appear on the Company’s books, (ii) the class and number of shares of stock held of record and beneficially owned by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act. The Company may require any stockholder nominee to furnish such other information as it may reasonably require in order to determine the eligibility of the stockholder nominee to serve as a director of the Company. The person presiding over the meeting may, if the facts warrant, disregard any proposed nomination of a stockholder nominee that was not made in accordance with the foregoing procedures.

Board Leadership Structure

Our Board is led by T. Michael Ansley, our Executive Chairman of the Board. In October of 2016, Mr. Ansley resigned as President and Chief Executive Officer and David Burke was appointed to those positions. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of directors and senior officers to meet those needs. The Board believes that the most effective leadership structure for us, at this time, is to have the roles of Chairman of the Board and Chief Executive Officer served by separate individuals, and for Mr. Ansley to serve as Executive Chairman of the Board and for Mr. Burke to serve as Chief Executive Officer.   The Board believes that Mr. Ansley’s leadership as Chairman of the Board will continue to ensure that we remain dedicated to and focused on our mission and that Mr. Burke’s leadership as President and Chief Executive Officer will enable us to differentiate ourselves following the spin-off of the Bagger Dave’s business and to remain well-positioned for future growth.

Our Bylaws authorize our Board to establish an executive committee that may act on behalf of the Board in all matters except the declaration of dividends or undertaking major change transactions such as a merger or sale of substantially all of the assets of the Company.  However, at this time, our Board has not designated an executive committee.  Instead, our Board accomplishes most of its corporate governance role, including new director and succession planning, either acting as an entire Board or, as appropriate, through its Audit Committee and Compensation Committee, which are chartered to undertake significant activities as described above.  The Board does not have a lead independent director and does not believe that designating a lead independent director would be necessary or helpful at this time.

Board Role in Risk Oversight

Our Board oversees our risk management in cooperation with the Company’s management.  The Board and management regularly assess and communicate regarding risks confronting the Company, including transaction-specific risks, macroeconomic trends, industry developments, and risk factors unique to our business.  The members of the Audit Committee also discuss various financial reporting and accounting risk factors with our external accounting and consulting firm, Plante Moran, PLLC.

Communications with the Board

Our Board believes full and open communication between stockholders and members of our Board is in our best interest and the best interests of our stockholders.  Stockholders can contact any director or committee of the Board by writing to the Chairman of the Audit Committee, 27680 Franklin Road, Southfield, Michigan 48034.  The Chairman of the Audit Committee will determine the extent to which such stockholder communications should be disseminated to other members and will address the communication with the inquiring stockholders as appropriate.

Director Attendance at the Annual Meeting

Our Board does not have a policy requiring directors to attend annual meetings of stockholders.  However, we believe the Annual Meeting provides an opportunity for stockholders to communicate with directors and have requested that all directors make every effort to attend the Company’s Annual Meeting.  We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors, taking into account the directors’ schedules. All of the Board members attended our 2016 Annual Meeting.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our corporate code of ethics may be obtained, without charge, upon written request to: Secretary, 27680 Franklin Road, Southfield, Michigan 48034.  The code of ethics may be reviewed on our website at http://www.diversifiedrestaurantholdings.com/about-us/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

 Compensation Committee Interlocks and Insider Participation

Messrs. Dusenberry, Friedman and Stevens are the members of the Compensation Committee of the Board of Directors of the Company. None of such individuals is an officer of the Company. There are no compensation committee interlocks involving executive officers of the Company.

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent as such independence for Audit Committee members is defined in the NASDAQ listing standards and the rules of the Securities and Exchange Commission.  The Audit Committee’s primary purpose is to assist the Board in overseeing the accounting and financial reporting process, audits of financial statements, internal accounting and disclosure controls, and the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between the Company and its independent registered public accounting firm, including having direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements as well as the internal audit plan.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reporting to the Audit Committee regarding any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2016, BDO USA, LLP (“BDO”), was responsible for auditing the Company’s annual financial statements and for reviewing its unaudited quarterly financial statements.

 The Audit Committee reviewed with BDO the overall scope and plan of the audit. In addition, the Audit Committee met with BDO, with and without management present, to discuss the results of BDO’s audit, its evaluation of the Company’s internal control over financial reporting, the overall quality of the Company’s financial reporting, and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has discussed with BDO that firm’s independence from management and the Company, and has received from BDO the written disclosures and the letter required by the Public Company Accounting Oversight Board comprising it’s communications with the Audit Committee concerning independence. The Audit Committee has also considered the compatibility of audit-related and tax services with BDO’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 25, 2016 with both management and BDO. The Audit Committee’s review included a discussion of the quality and integrity of the Company’s financial statements including the propriety of its accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the Annual Report on Form 10-K.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 25, 2016 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Joseph M. Nowicki, Chairman
Jay Alan Dusenberry
Philip Friedman

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table summarizes compensation earned by or paid to our principal executive officer and our other executive officers for our last two completed fiscal years.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non Equity Incentive Plan Compens-ation ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compens-ation ($)		Total ($)
T. Michael Ansley	2016	360,000	75,312	—	—	—	—	9,120		444,432
Executive Chairman of the Board	2015	350,000	29,820	—	—	—	—	9,000		388,820

David G. Burke	2016	319,615	166,863	200,000	—	—	—	13,616	(4)	700,094
Chief Executive Officer	2015	245,000	20,874	49,998	—	—	—	12,500	(5)	328,372

Jason T. Curtis	2016	246,000	51,254	50,000	—	—	—	9,120		356,374
Chief Operating Officer	2015	236,000	20,107	49,998	—	—	—	9,000		315,105

Phyllis A. Knight	2016	65,385	13,679	38,666	—	—	—	1,851		119,581
Chief Financial Officer

(1)    Mr. Ansley resigned as President and Chief Executive Officer of the Company on October 24, 2016 and assumed the role of Executive Chairman of the Board. On that same date, David G. Burke, resigned as Treasurer and Chief Financial Officer, and was appointed President and Chief Executive Officer of the Company and Phyllis A. Knight was appointed Chief Financial Officer and Treasurer of the Company.
(2)    Bonuses were paid for 2016 and 2015 pursuant to the terms of the Performance Bonus Plan and the 2016 Short Term Plan and the 2015 Short Term Plan, respectively. Mr. Burke also received a $100,000 signing bonus in 2016 pursuant to the terms of his employment agreement.
(3)    Refer to Note 11 "Stock-Based Compensation," in the Notes to our Consolidated Financial Statements included in our Annual Report to the SEC on Form 10-K for the year ended December 25, 2016, for the relevant assumptions used to determine the valuation of the stock awards.

(4)    Consists of a $9,000 car allowance, $4,496 in 401(k) matching contributions, and $120 in gift cards.

(5)    Consists of a $9,000 car allowance and $3,500 in 401(k) matching contributions.

Employment Agreements

David G. Burke
On May 19, 2016, the Company and Mr. Burke entered into a written employment agreement for an initial three-year term. Pursuant to the employment agreement, Mr. Burke will receive a base salary of $360,000 per year from the signing date through the end of fiscal year 2016. For the fiscal years ending in 2017 and 2018, his base salary will be $405,000 and $450,000, respectively. His base salary for the fiscal year ending in 2019 will be determined by the Board of Directors.

During his term of employment, Mr. Burke will be eligible to participate in the Company's annual cash bonus plan. In fiscal years 2016, 2017, and 2018, his target bonus opportunity is 40%, 55% and 65% of base salary, respectively. Actual payments will be determined based upon a combination of Company results and individual performance against the applicable performance goals established by the Board.

Mr. Burke was paid a one-time signing bonus in the amount of $100,000 and was granted 100,000 shares of the Company’s common stock within two weeks following the signing date of the employment agreement. The stock award will be subject to the terms and conditions of the Company’s Stock Incentive Plan of 2011 and will vest ratably on January 1, 2018, January 1, 2019, and January 1, 2020.

During each year of the initial three-year term of the employment agreement, the Company will recommend to the Compensation Committee that it grant Mr. Burke an equity award of 50,000 shares of restricted stock. Each award will be subject to the terms and conditions of the Company’s Stock Incentive Plan of 2011 or a successor plan, and will vest three years following the date of grant.

Mr. Burke will be eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives, including group medical, dental, vision and life insurance, and disability benefits, subject to the terms and conditions of such plans and programs. Mr. Burke will also be entitled to the fringe benefits and perquisites that are made available to other similarly situated executives of the Company, including a car allowance, each in accordance with and subject to the eligibility and other provisions of such plans and programs.

In addition, the employment agreement also provides for certain payments and benefits in the event of a termination of Mr. Burke’s employment under specific circumstances. If, during the term of the employment agreement, his employment is terminated by the Company other than for “cause,” or by Mr. Burke for “good reason” (each as defined in his agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date, (2) a lump sum payment equal to a pro-rata portion of his annual bonus and (3) continuation of coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for six months following the termination date. In the event of a change in control followed by termination by the Company without “cause” or by Mr. Burke for “good reason” within 12 months of the change of control, Mr. Burke would be entitled to (1) a lump sum payment equal to 1.5 times his annual base salary and target annual bonus for the year in which the termination occurs, and (2) continuation of coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for six months following the termination date.

Mr. Burke’s receipt of the termination payments and benefits described above is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described below.

Pursuant to his employment agreement, Mr. Burke has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 18 month period following his termination of employment for any reason, Mr. Burke has agreed not to (1) compete with the Company, or (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company.

Phyllis A. Knight
The Company and Ms. Knight entered into a written employment agreement on October 20, 2016, for an initial three-year term. Pursuant to the employment agreement, Ms. Knight receives a base salary of $340,000 per year.

During her term of employment, Ms. Knight is eligible to participate in the Company's annual cash bonus plan. In fiscal years 2016, 2017, and 2018, her target bonus opportunity is 40% of base salary. Actual payments will be determined based upon a combination of Company results and individual performance against the applicable performance goals established by the Board.

As a signing bonus, Ms. Knight will receive a grant of 100,000 shares of the Company’s common stock. The stock award will be subject to the terms and conditions of the Company’s Stock Incentive Plan and will vest ratably on January 1, 2018, January 1, 2019, and January 1, 2020.

During each year of the initial three-year term of the employment agreement, Ms. Knight will be eligible to receive an annual long-term incentive award of stock, options, or a combination thereof, as determined by the Compensation Committee. Each such award will be subject to the terms and conditions of the Company’s Stock Incentive Plan of 2011 or a successor plan, and will vest three years following the date of grant.

Ms. Knight will be eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives, including group medical, dental, vision and life insurance, and disability benefits, subject to the terms and conditions of such plans and programs. Ms. Knight will also be entitled to the fringe benefits and perquisites that are made available to other similarly situated executives of the Company, including a car allowance, each in accordance with and subject to the eligibility and other provisions of such plans and programs.

In addition, the employment agreement also provides for certain payments and benefits in the event of a termination of Ms. Knight’s employment under specific circumstances. If, during the term of the employment agreement, her employment is terminated by the Company other than for “cause,” or by Ms. Knight for “good reason” (each as defined in her agreement), she would be entitled to (1) continuation of her base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date, (2) a lump sum payment equal to a pro-rata portion of her annual bonus and (3) continuation of coverage of medical insurance benefits that she would otherwise be eligible to receive as an active employee of the Company for twelve months following the termination date. In the event of a change in control followed by termination by the Company without “cause” or by Ms. Knight for “good reason” within 12 months of the change of control, Ms. Knight would be entitled to (1) a lump sum payment equal to 1.0 times her annual base salary and target annual bonus for the year in which the termination occurs, and (2) continuation of coverage of medical insurance benefits that she would otherwise be eligible to receive as an active employee of the Company for six months following the termination date.

Ms. Knight’s receipt of the termination payments and benefits described above is contingent upon execution of a general release of any and all claims arising out of or related to her employment with the Company and the termination of her employment, and compliance with the restrictive covenants described below.

Pursuant to her employment agreement, Ms. Knight has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by her while employed with the Company relating to its business is the Company’s property. In addition, during the term of her employment and for the 24 month period following her termination of employment for any reason, Ms. Knight has agreed not to (1) compete with the Company, or (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company.

Executive Officer Bonus Compensation

Beginning in 2013, it has been our policy to provide cash bonus awards for eligible executive officers and employees based on predetermined performance goals. We believe that paying such cash awards:

•	promotes the growth, profitability and expense control necessary to accomplish corporate strategic long-term plans;

•	encourages superior results by providing a meaningful incentive; and

•	supports teamwork among employees.

In furtherance of this goal and to provide a structure for awarding cash bonuses, on March 7, 2013, the Board approved a Performance Bonus Plan (the “Bonus Plan”) which is administered by the Compensation Committee. The Bonus Plan is designed to provide an incentive in the form of a cash bonus award to certain key executives of the Company. Under the terms of the Bonus Plan, each calendar year the Compensation Committee (or its designees) will determine within 90 days of January 1 the employees who will participate in the Bonus Plan and the performance goals that those employees must satisfy to earn the target award established by the Compensation Committee.

Performance goals are to be selected by the Compensation Committee based upon one or more of the following performance criteria: (i) financial results for the Company as a whole or as a business unit, such as net earnings or net income (before or after taxes), earnings per share, net revenues, gross revenues, net operating profit (before or after taxes), and earnings before or after taxes, interest, depreciation and/or amortization (EBITDA); and (ii) criteria related to restaurant growth (either in the aggregate or by type of restaurant). The Compensation Committee may also establish individual goals for an employee relating to his or her individual performance or individual/strategic goals for the executive team as a whole. The Compensation Committee has discretion in assessing whether the individual/strategic goals have been met.

Target awards payable under the Bonus Plan are expressed as either a percentage of base salary or a fixed dollar amount. The Compensation Committee must establish in writing a formula for determining the percentage of the target award that may be payable based upon the level of attainment of the performance goals for the year. In establishing the formula, the Compensation Committee may assign different weights to the various performance criteria, and such weights may also differ from employee to employee.

Bonus Plan for Fiscal 2016

On June 2, 2016, the Board, upon recommendation of the Compensation Committee, adopted a Short-Term Incentive Program for the 2016 fiscal year (the “2016 Short Term Plan”), which set out the performance goals for fiscal 2016 under the Bonus Plan. The 2016 Short Term Plan was designed to pay an annual cash bonus to members of the Company’s executive team, with such bonus to be based upon a combination of corporate financial goals (EBITDA and same store sales) and strategic/individual goals. Four named executive officers participated in the 2016 Short Term Plan: Mr. Ansley, Mr. Burke, Mr. Curtis and Ms. Knight. The 2016 target bonus for each of these named executive officers was: Mr. Ansley - $144,000, Mr. Burke - $127,846, Mr. Curtis - $98,000 and Ms. Knight - $26,154, representing 40.0% of each officer's base salary (in the case of Ms. Knight, pro rated for time served).

80.0% of the performance metrics under the 2016 Short Term Plan were related to the achievement of corporate financial performance (70.0% based on Adjusted EBITDA and 10.0% based on same store sales growth) and 20.0% of the performance metrics were related to individual/strategic goals. Any performance below the threshold resulted in a payout of 0.0% for the metric and all amounts were capped at 150.0% of target. Straight line interpolation was used to calculate the actual bonus earned for fiscal 2016. On March 31, 2017, the Compensation Committee certified that a portion of the Adjusted EBITDA target was achieved which resulted in a percentage payout of 36.3% of target.

With respect to the remaining 20.0% of the performance metrics, the Committee determined that the executive team substantially satisfied the following individual/strategic goals for fiscal 2016 and this component of the performance metrics would be paid at 80% (for a percentage payout of 16%):

•	met store openings goal;

•	completed integration of the acquisition of St. Louis BWW entities;

•	completed spin-off of Bagger Dave’s;

•	internal operational system upgrades;

•	SEC compliance;

•	satisfactory results from third party auditors; and

•	overall brand development.

Based on the attainment of the performance metrics established in the 2016 Short Term Plan, bonus amounts were paid to our executive officers as follows: Mr. Ansley, $75,312, Mr. Burke, $66,863, Mr. Curtis, $51,254, and Ms. Knight, $13,679.

Compensation Risk Assessment

The Compensation Committee reviews our compensation policies and practices with management and the Board, and does not believe that they are reasonably likely to have a material adverse effect on us by encouraging our executive officers to take unnecessary or excessive risks that threaten our value. The Compensation Committee does not believe that the features of our compensation plans make it likely that taking unnecessary or excessive risks that threaten our value will provide greater compensation than actions that involve a prudent level of risk. The equity-based plans encourage our executive officers and other employees to focus on increasing stockholder value over a period of years. The 401(k) plan provides helpful ways for our employees to save for retirement. The bonus plans are typically based on a variety of metrics tied to improving our performance, and contain "claw back" provisions if the executive officer or employee engages in certain activities and a payout is based on inaccurate financial statements or other inaccurate performance metric criteria. Based on its review, the Compensation Committee believes that our compensation policies and procedures do not pose any unnecessary risks, and do not encourage employees to manipulate reported earnings to enhance the compensation of any employee.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 25, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
T. Michael Ansley	30,000	—	—	$2.50	7/31/2019	—	$—	—	—

David G. Burke	30,000	—	—	$2.50	7/31/2019	10,438(2)	$14,718	—	—
	—	—	—			11,876(3)	$16,745	—	—
	—	—	—			33,333(4)	$47,000	—	—
	—	—	—			100,000(5)	$141,000

Jason Curtis	—	—	—			10,438(2)	$14,718	—	—
	—					11,876(3)	$16,745	—	—
	—	—	—			33,333(4)	$47,000	—	—

Phyllis A. Knight	—	—	—			33,333(6)	$47,000	—	—

(1)
These options became fully vested on July 31, 2013. The Company entered into a Second Amendment to the Stock Option Agreement of 2010 on July 28, 2016 which extended the expiration date of the options from July 31, 2016 to July 31, 2019.

(2)
The shares of restricted stock cliff vest on April 17, 2017. The shares are subject to additional restrictions on transferability and conditions of forfeiture in accordance with the Stock Incentive Plan.

(3)
The shares of restricted stock cliff vest on May 21, 2018. The shares are subject to additional restrictions on transferability and conditions of forfeiture in accordance with the Stock Incentive Plan.

(4)
The shares of restricted stock cliff vest on June 2, 2019. The shares are subject to additional restrictions on transferability and conditions of forfeiture in accordance with the Stock Incentive Plan.

(5)
The shares of restricted stock vest ratably on January 1, 2018, January 1, 2019, and January 1, 2020. The shares are subject to additional restrictions on transferability and conditions of forfeiture in accordance with the Stock Incentive Plan.

(6)
The shares of restricted stock cliff vest on January 1, 2018. The shares are subject to additional restrictions on transferability and conditions of forfeiture in accordance with the Stock Incentive Plan.

Payments in the Event of Termination of Employment or Change in Control

Employment Agreements

For amounts payable to Mr. Burke and Ms. Knight following a termination of employment (including in the event of a change in control), please see "Employment Agreements" above.

Rights under the Stock Incentive Plan of 2011

If an executive officer terminates employment due to death or disability, then restricted stock granted to the officer under the Stock Incentive Plan of 2011 will be partially vested. Also, if we terminate an officer's employment other than for cause, then restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee also has discretion to accelerate the vesting of restricted stock.

If an executive officer had terminated employment due to death or disability, or if we had terminated their employment without cause on December 25, 2016, each officer would have become vested in the following number of shares of restricted stock with a value shown below.

Executive Officer	Number of Shares Vested	Value
David G. Burke	38,307	$54,012
Jason Curtis	22,028	31,059
Phyllis A. Knight	4,762	6,714
	65,097	$91,785

These amounts assume that the termination occurred on December 25, 2016, the last business day of our 2016 fiscal year, and is an estimate of the value of restricted stock that would be vested upon a termination. The actual amount would only be determined upon a termination of employment.

Change in Control

According to their terms when awarded, shares of restricted stock awarded under the Stock Incentive Plan of 2011 become fully vested upon a change in control. A “change in control” is defined in the Stock Incentive Plan of 2011 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 50.0% or more of our outstanding common stock; (c) a reorganization, merger or consolidation after which our stockholders do not own at least 50.0% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution, or a sale of all or substantially all of our assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

Retirement Benefits

We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or other employees. Our executive officers and many of our other employees are eligible to participate in our 401(k) plan. Effective January 1, 2014, we implemented a discretionary matching contribution to our 401(k) plan. For fiscal 2015 and fiscal 2016, the discretionary match was equal to the sum of 100% of the amount of a participant’s elective deferrals that did not exceed 2% of the participant’s compensation. Mr. Burke participated in our 401(k) plan during 2015 and 2016.

Director Compensation for Fiscal 2016

The table below provides information regarding the compensation of our directors for our fiscal year ending December 25, 2016.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jay Alan Dusenberry	$42,000	$32,000	—	—	—	—	$74,000
Philip Friedman	$32,000	$32,000	—	—	—	—	$64,000
David Ligotti	$32,000	$32,000	—	—	—	—	$64,000
Joseph M. Nowicki	$47,000	$32,000	—	—	—	—	$79,000
Gregory J. Stevens	$32,000	$32,000	—	—	—	—	$64,000

(1)	Compensation information for T. Michael Ansley and David G. Burke is fully reflected in the Summary Compensation Table above and, as such, is not repeated here.

(2)	As of December 25, 2016, each of Messrs. Dusenberry, Friedman, Nowicki, and Stevens had outstanding options to purchase 30,000 shares of the Company’s common stock.

(3)
Each non-employee director received a restricted stock award of 21,333 shares in 2016 following the annual election of directors, to assist the directors in meeting stock ownership guidelines for non-employee directors. The shares will become vested on June 2, 2017.

On July 31, 2010, each member of the Board then serving was granted options to purchase up to 30,000 shares of our common stock in return for their services as directors at an exercise price of $2.50 per share. The options are fully vested and expire on July 31, 2019. On March 10, 2011, in connection with his appointment to the Board, Philip Friedman was granted options to purchase 30,000 shares on the same terms as the options issued in July 2010.

We review the compensation of our non-employee directors annually and may engage an independent compensation consultant to advise us on appropriate levels of cash and non-cash compensation for our directors. Our Compensation Committee engaged Lockton in 2015 to perform benchmarking of our director compensation program and to provide us with recommendations for cash compensation to be paid to our directors and to the Chairs of our Audit and Compensation Committees, for appropriate levels and types of stock-based compensation and as to appropriate stock ownership guidelines.

On June 2, 2016, the Board, upon recommendation of the Compensation Committee, decided to revise the compensation program for the non-employee directors. The material provisions of the compensation program are as follows:

•	Cash retainer fee of $32,000, paid in quarterly amounts of $8,000 on the last business day of each calendar quarter;

•
A grant of restricted stock with a value of $32,000, to be granted on the date of the annual election of directors, with a one-year vesting period such that the director would be 100% vested on the first anniversary of the grant date;

•	Additional cash payment to the Chair of the Audit Committee in the amount of $15,000, payable in equal quarterly installments on the last business day of each calendar quarter; and

•	Additional cash payment to the Chair of the Compensation Committee in the amount of $10,000, to be payable in equal quarterly installments on the last business day of each calendar quarter.

In addition, the Board, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for non-employee directors, equal to three times the amount of the annual cash retainer, which is intended to be met by three annual restricted stock grants.

TRANSACTIONS WITH RELATED PERSONS

Certain Transactions

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5.0% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as would have been expected if the transaction had been with a person who is not related to us, or is in our best interest.

On December 25, 2016, DRH completed the previously announced tax-free spin-off (the “Spin-Off”) of its Bagger Dave's business. Specifically, DRH contributed its 100.0% owned subsidiary, AMC Burgers, LLC and certain real estate entities into Bagger Dave's Burger Tavern, Inc., a newly created Nevada corporation ("Bagger Dave's" or "Bagger"), which was then spun-off into a stand-alone, publicly- traded company on the over-the-counter exchange. In connection with the Spin-Off, DRH contributed to Bagger certain assets, liabilities, and employees related to its Bagger Dave's businesses. Intercompany balances due to/from DRH, which included amounts from sales, were contributed to equity. Additionally, DRH contributed $2 million in cash to Bagger to provide working capital for Bagger’s operations and is a guarantor for certain of Bagger's lease obligations.

Further, in conjunction with the Spin-Off, DRH entered into a transition services agreement (the "TSA") with Bagger Dave's pursuant to which DRH will provide certain information technology and human resources support, limited accounting support, and other minor administrative functions at no charge. The TSA is intended to assist Bagger Dave’s in efficiently and seamlessly transitioning to stand on its own. The current terms of the TSA expire in December 2017 at which time the parties may negotiate which services will be required on an ongoing basis and the fees that will be charged for such services, and at any time thereafter the TSA can be terminated by the Company with 10 days written notice.

Our Executive Chairman, our President and CEO (both of whom are also members of our board of directors) and our CFO currently serve on Bagger Dave's board of directors. Our Executive Chairman is also the Chairman of the Board, Chief Executive Officer and President of Bagger Dave's.

Indemnification Agreements

We expect to enter into indemnification agreements with each of our directors and executive officers.  Each indemnification agreement will provide that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10.0% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10.0% stockholders are also required to furnish us with copies of all forms they file under this section. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations received from our directors and officers, we believe that all reports required to be filed under Section 16(a) for fiscal year 2016 were timely filed.

 SECOND PROPOSAL-APPROVAL OF STOCK INCENTIVE PLAN OF 2017
General

Our Board of Directors believes that our long-term interests would be advanced by aligning the interests of our directors and employees with the interests of our shareholders. Therefore, to attract, retain and motivate directors and key employees, and to recognize the significant contributions these individuals have made to the long-term performance and growth of us and our subsidiaries, our Board of Directors adopted and approved, subject to shareholder approval, the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 (the “Incentive Plan”) on March 28, 2017. The Incentive Plan is intended to continue the compensation policies and practices of our Stock Incentive Plan of 2011 (the "2011 Incentive Plan"). Only a small number of shares remain available for grant under our 2011 Incentive Plan. Our Board of Directors believes that approval of the Incentive Plan is advisable to make additional shares available for the grant of stock options and restricted stock. Upon approval by shareholders of the Incentive Plan, no further grants will be made under the 2011 Incentive Plan.

We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options and restricted stock (collectively referred to as “incentive awards”). By combining in a single plan these types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide us with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date. The effective date of the Incentive Plan will be May 19, 2017, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as an appendix to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and us. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Authorized Shares

Subject to certain anti-dilution and other adjustments, 2,500,000 shares of our common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by us. To the extent that any incentive award is forfeited, terminates, expires or lapses instead of being exercised, the shares subject to such incentive awards not delivered as a result thereof will again be available for grant under the Incentive Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any incentive award are satisfied by delivering shares (either actually or through a signed document affirming a participant's ownership and delivery of such shares) or withholding shares relating to such incentive award, the gross number of shares subject to the incentive award will be deemed to have been granted under the Plan.

The Incentive Plan would not allow any participant to receive, in any calendar year, incentive awards with respect to more than 20% of the shares available under the Incentive Plan. Upon the occurrence of certain corporate events (e.g., merger or stock dividend), the Compensation Committee will adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by our Board of Directors, incentive awards could be granted at any time before or on May 18, 2027, when the Incentive Plan will terminate according to its terms. On March 24, 2017, the closing price of our common stock on the NASDAQ National Market was $2.24 per share.

Eligible Participants

All of our directors (7 persons) and all employees of the Company or any of its subsidiaries (currently approximately 2,943 persons) are eligible to receive incentive awards under the Incentive Plan. The Committee has authority to select from among eligible persons the persons who will receive incentive awards. During 2016, all of our nonemployee directors, each of our four executive officers, and 104 other officers and employees received awards under the 2011 Incentive Plan. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years. Directors, nominees for director, officers, and employees of us and our subsidiaries may be considered to have an interest in the Incentive Plan because they may, in the future, receive incentive awards under it.

New Plan Benefits

No incentive awards have been granted under the Incentive Plan through the date of this proxy statement. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Incentive Plan during fiscal year 2016 if the Plan had been in effect for fiscal year 2016 and that are determinable. This table assumes that if the Incentive Plan had been in effect during fiscal year 2016, any grants actually made under the 2011 Incentive Plans would have been made under the Incentive Plan. The table does not set forth options or other incentive awards that could be granted in the future under the Incentive Plan, because they are not determinable at this time.

Stock Incentive Plan of 2017

Name and Position	Number of Units	Dollar Value
T. Michael Ansley, Executive Chairman of the Board	—	—
David Burke, President and Chief Executive Officer	133,333	$200,000
Jason Curtis, Chief Operating Officer and Secretary	33,333	50,000
Phyllis A. Knight, Chief Financial Officer and Treasurer	100,000	115,999
Executive Group	266,666	365,999
Non-Executive Director Group	106,665	160,000
Non-Executive Officer Employee Group	91,500	135,545
	464,831	$661,544

Administration of the Incentive Plan

The Incentive Plan would be administered by the Compensation Committee of our Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of the Incentive Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

In addition to the authority granted to the Committee, our President would have the authority to grant incentive awards to any employee who is not an officer of the Company, subject to the following: (a) the President could grant incentive awards of up to 2,500 shares of common stock per year to a current store manager or any other eligible non-officer employee, and up to 10,000 shares of common stock to a newly hired non-officer employee, or subject to such other per-person limits as may be approved by the Compensation Committee from time to time; (b) all such grants must comply with all terms and conditions set forth in the Incentive Plan, including but not limited to, that such grants be made at market value on the date of the grant and evidenced by a grant agreement in the form approved by the Committee; (c) for each annual period commencing May 19, 2017, the total incentive awards granted by the President under this authority shall not exceed 150,000 shares; and (d) the President shall report any such grants to the Compensation Committee on an annual basis.

Except for incentive awards granted with respect to a maximum of 5% of the shares authorized under the Incentive Plan and shares granted to members of our Board, incentive award agreements will not provide for vesting prior to the first anniversary of the grant date. The Compensation Committee may provide for shorter or earlier vesting in connection with a change in control, death, disability, or other event or circumstance that the Committee determines to be appropriate.

Stock Options

The Incentive Plan would permit us to grant to participants options to purchase shares of our common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of our common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of our common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If an option holder were terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options.

Stock options granted under the Incentive Plan generally could not be transferred without Compensation Committee approval, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and we would not receive a deduction at the time an incentive stock option is granted or vests. If an incentive stock option is exercised, the option holder would not recognize income and we would not receive a deduction. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. We would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options - those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and we would not receive a deduction when a nonqualified stock option is granted or vests. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Restricted Stock

The Incentive Plan would also permit the Compensation Committee to award shares of restricted stock, subject to terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). The Compensation Committee could award restricted stock for any amount of consideration or no consideration, as the Compensation Committee determines.

As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock in award agreements or certificates of award. Restricted stock granted to a participant would “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock based on achievement of performance goals be subject to a performance period of less than one year. In addition, no condition that is based upon continued employment or the passage of time may provide for vesting in full of restricted stock over a period of less than one year from the date the award is made, other than as a result of or upon the death or disability of the participant or a change in control.

Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock is subject to restrictions) for any reason other than death or disability, each share of restricted stock of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to us. If the participant’s employment or directorship were terminated during the restricted period because of death or disability, then the restrictions on the participant’s shares of restricted stock would terminate automatically with respect to all such shares granted to such participant.

Without Compensation Committee authorization, until shares of restricted stock vest, the recipient of the restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock other than to us or by will or the laws of descent and distribution. All rights with respect to restricted stock would only be exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Unless the Compensation Committee determines otherwise, any non-cash dividends or distributions paid with respect to shares of unvested restricted stock would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

Federal Tax Consequences of Restricted Stock

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, we would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock is forfeited by a participant, the participant would not recognize income with respect to the forfeited award and we would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock would be reported as compensation income to the participant and we would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock were forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant’s basis in the stock.

Effects of a Change in Control

If a "change in control" of the Company (as defined in the Incentive Plan) occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more incentive awards, without action by the Committee or the Board: (a) all outstanding stock options will become vested and exercisable in full immediately prior to the effective time of a change in control and shall remain exercisable during the remaining terms thereof, regardless of whether the participants to whom such stock options have been granted remain in the employ or service of the Company or any subsidiary; and (b) all other outstanding incentive awards shall become immediately fully vested and exercisable and nonforfeitable.

In addition, the Committee, in its sole discretion and without the consent of any participant, may determine that some or all participants holding outstanding stock options shall receive, with respect to and in lieu of some or all of the shares of common stock subject to such stock options, as of the effective date of any such change in control of the Company, cash in an amount equal to the excess of the greater of (a) the highest sales price of the shares on NASDAQ on the date immediately prior to the effective date of such change in control of the Company or (b) the highest price per share actually paid in connection with any change in control of the Company, over the exercise price per share of such stock options. Upon a participant’s receipt of such amount with respect to some or all of his or her stock options, the respective stock options shall be cancelled and may no longer be exercised by such participant.

Tax Withholding

If incentive awards are made under the Incentive Plan, we could withhold from any cash otherwise payable to a participant or require a participant to remit to us amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding shares of our common stock to be received upon exercise of or vesting of an incentive award or by delivering to us previously owned shares of common stock. We may reasonably delay the issuance or delivery of shares of common stock pursuant to an incentive award as we determine appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in our best interests, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of our shareholders if it would (i) change the list of measurements of performance on which the Compensation Committee may base performance goals, (ii) reduce the exercise price of a stock option below the market value of the underlying stock on the date of the grant, (iii) reduce the exercise price of outstanding stock options, (iv) increase the individual annual maximum award limit, or (v) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under NASDAQ listing requirements or rules, provided, however, that the Incentive Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Internal Revenue Code. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price of such incentive awards to the same participants. We could also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Incentive Plan

Subject to shareholder approval, the Incentive Plan would take effect on May 19, 2017, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after May 18, 2027.

If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Incentive Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

Stock options awarded under the Incentive Plan would qualify as performance-based compensation.

For an award of restricted stock to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Compensation Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Compensation Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the Compensation Committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

Under the Incentive Plan the performance goals that may be established by the Compensation Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either the Company as a whole or to a subsidiary or affiliate, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income (before or after taxes, interest, depreciation and amortization) at the Company or restaurant level; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation, growth measures or total shareholder return); expense or cost levels; margins; operating efficiency; efficiency ratio; customer satisfaction, based on specified objective goals or a Company-sponsored customer survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; and same store sales.

An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

No participant in the Incentive Plan may be granted, in any calendar year, awards representing more than 20% of the shares of our common stock available for awards under the Incentive Plan. Performance-based compensation would be paid only after written certification by the Compensation Committee that the applicable performance goals have been satisfied.

Claw back Conditions

Incentive awards and benefits otherwise provided by incentive awards made under the Incentive Plan will be subject to our incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

Registration of Shares

We intend to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options could be exercised and before any shares of restricted stock are granted.

Required Vote

The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

Our Board of Directors Recommends That You
Vote FOR Approval of the Stock Incentive Plan of 2017

Equity Plan Compensation Information

The following table summarizes information, as of December 31, 2016, relating to compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—	N/A	69,791
Equity compensation plans not approved by security holders	180,000	$ 2.50	N/A

(1)	The equity compensation plan in this category is our 2011 Incentive Plan.

THIRD PROPOSAL-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of the Company’s Board has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. BDO began serving as our independent auditor for the fiscal year ended December 25, 2011. Services provided to us by BDO in 2016 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice.

Representatives of BDO plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2017. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for ratification of the appointment of BDO.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Principal Accountant Fees and Services

The following table shows the fees for audit and other professional services provided to us by BDO in 2016 and 2015.

Services
	December 25, 2016	December 27, 2015
Audit Fees (1)	$462,500	$316,000
Audit-Related Fees (2)	—	136,000
Tax Fees (3)	305,100	77,545
All Other Fees (4)	—	—

Total audit and non-audit fees	$767,600	$529,545

(1)
“Audit Fees” include the aggregate fees billed for professional services rendered for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. These fees also cover other services that are normally provided by the independent accountants in connection with documents to be filed with the SEC.

(2)	“Audit-Related Fees” consist of fees billed for professional services rendered related to the performance of the audit or review that are not otherwise reported under Audit Fees.

(3)	“Tax Fees” consist of fees billed for professional services rendered in connection with tax compliance, tax advice and tax planning.

(4)	“All Other Fees” consist of fees billed for professional services rendered that are not otherwise reported above.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Company’s Audit Committee pre-approves all audit and non-audit services provided by the independent auditor prior to the engagement of the independent auditor with respect to such services. The Company’s independent auditor may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined, in each instance, that the proposed services are not prohibited by applicable regulations and that the auditor’s independence will not be materially impaired as a result of having provided these services.  In making this determination, the Audit Committee takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the auditor’s exercise of objective and impartial judgment on all issues encompassed within the auditor’s engagement would be materially impaired.  All services provided by the Company’s independent auditor in 2015 and 2016 were pre-approved by the Audit Committee or its Chairman in accordance with the Company’s policy.

FOURTH PROPOSAL-ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the executives of Diversified Restaurant Holdings, Inc., as disclosed in the Compensation of Executive Officers and Directors section of the Proxy Statement, the compensation tables, and the related disclosure contained in the Proxy Statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2016 is reasonable, appropriate and justified by the Company’s performance.

Since your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR approval of our executive compensation program as described in this Proxy Statement.  Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Any stockholder of the Company wishing to submit a proposal for action at the Company’s 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must provide a written copy of the proposal to the management of the Company at its principal executive offices no later than December 11, 2017 and must otherwise comply with the rules and regulations of the Securities and Exchange Commission applicable to stockholder proposals.

A stockholder who intends to present a proposal for the 2018 annual meeting of stockholders, other than pursuant to Rule 14a-8 under the Exchange Act, must provide us with notice of such intention by February 22, 2018, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2018 annual meeting with respect to any such proposal without discussion of the matter in our Proxy Statement pursuant to Rule 14a-4. A stockholder intending to present a proposal for the 2018 annual meeting of stockholders must also comply with the advance notice and other requirements set forth in our Bylaws.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016 can be found on the internet at www.envisionreports.com/SAUC or, if a stockholder requested a paper copy, it is being delivered with this proxy statement, and is also available, along with the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 for the Company’s most recent fiscal year, without charge upon written request to: Investor Relations, Diversified Restaurant Holdings, Inc., 27680 Franklin Road, Southfield, Michigan 48034.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by stockholders.  If any other matters requiring a vote of the stockholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, email or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of common stock and will reimburse them for their reasonable expenses in so doing.

A list of stockholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by stockholders who are present. If you cannot be present in person, you are requested to cast your vote as promptly as possible via the internet or by telephone, as instructed in the notice of internet availability of proxy materials. If you chose to receive paper copies of your proxy materials, including the proxy card, we request that you please complete, date, sign and return the proxy card in the return envelope provided (which has prepaid postage if mailed in the United States) as promptly as possible to ensure your representation at the meeting.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
STOCK INCENTIVE PLAN OF 2017

SECTION I.
ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

1.1     Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2017 for its Directors, Consultants and certain of its Employees. The Plan permits the grant and award of Stock Options and Restricted Stock.

1.2     Purpose of Plan. The purpose of the Plan is to provide Directors, Consultants and Employees with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Directors, Consultants and Employees with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

SECTION II.
DEFINITIONS

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1     “Act” means the Securities Exchange Act of 1934, as amended.

2.2    “Affiliate” means any organization controlling, controlled by or under common control with the Company.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Cause” means, with respect to termination of employment, (1) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (2) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (3) misappropriation of or intentional damage to the property of the Company or any Affiliate; (4) conviction of a felony (other than negligent vehicular homicide); (5) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (6) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (7) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. Notwithstanding the foregoing, if a Participant's employment agreement or consulting agreement defines "Cause," then that definition shall apply to that Participant in lieu of the definition in this Plan. The existence of Cause in the case of an Employee or a Consultant shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2.4. The Committee may make such determination before or after the termination of employment or cessation of services. A Director will be removed for “Cause” for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company’s Articles of Incorporation and applicable law.

2.5    “Change in Control,” unless otherwise defined in an Incentive Award agreement, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 50% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (c) a reorganization, merger or consolidation other than such a transaction (i) that is done for the purpose of reincorporation or (ii) after which the Company’s shareholders immediately prior to the transaction continue to beneficially own more than 50% of the total fair market value and total voting power of the outstanding capital stock of the entity surviving the transaction; (d) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company; or (e) the occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act.

2.6    “Code” means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.7    “Committee” means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two Directors and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in Section 162(m) of the Code.

2.8    “Common Stock” means the Company’s common stock, par value $.0001 per share.

2.9    “Company” means Diversified Restaurant Holdings, Inc., a Nevada corporation, and its successors and assigns.

2.10    "Consultant" means a natural person who provides bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

2.11    “Continuing Directors” means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s shareholders was approved by a vote of a majority of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.12    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) the period of time after the beginning of the Performance Period and before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13    “Director” means a member of the Board.

2.14    “Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. Notwithstanding the foregoing, with respect to an incentive stock option, "Disability" means permanent and total disability as defined in Code Section 22(e)(3).

2.15    “Employee” means an employee of the Company or one of its Subsidiaries.

2.16    “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of Employees.

2.17    “Excluded Holder” means the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.18    “Incentive Award” means the award or grant of a Stock Option or Restricted Stock to a Participant pursuant to the Plan.

2.19    “Market Value” shall equal the closing price of Common Stock reported on NASDAQ on the date of grant, exercise or vesting, as applicable, or if NASDAQ is closed on that date, the last preceding date on which NASDAQ was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on NASDAQ, the Market Value shall be determined by any means deemed fair and reasonable by the Committee in a manner consistent with the valuation principles of Section 409A of the Code except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported by NASDAQ or other United States-based quotation system, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ, any business day.

2.20    “Mature Shares” means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.21    “NASDAQ” means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

2.22    “Participant” means a Director, Consultant or Employee who is granted an Incentive Award under the Plan.

2.23    “Performance” means the level of achievement of the performance goals established by the Committee pursuant to Section 8.1.

2.24    “Performance Measures” means measures as described in Section VIII on which the performance goals are based.

2.25    “Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

2.26    “Performance-Based Compensation” means compensation under an Incentive Award that satisfies the requirements of Section 162(m) of the Code for certain “performance based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award that does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.27    “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.28     Plan” means the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 as set forth herein, as it may be amended from time to time.

2.29    “Restricted Period” means the period of time during which Restricted Stock that is awarded under the Plan is subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section VI. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.30    “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section VI of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section VI.

2.31    “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.32    “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

2.33    “Termination” or “Cessation” of employment or service shall be considered to occur on the date on which the Employee or Consultant is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date and "Cessation" of service as a Director shall occur on the effective date of the removal or resignation of the Director from the Board. The following shall not be considered such a termination or cessation: (i) a transfer of an Employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the Employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment as an officer with continued service as an Employee or Director; or (v) a termination of service as a Consultant with continued service as an Employee or Director.

SECTION III.
ADMINISTRATION

3.1    Power and Authority. The Committee shall administer the Plan, and subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan. Any power or authority of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such power or authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Incentive Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who are members of the Committee or Employees of the Company or its Subsidiaries or Affiliates, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall prescribe, amend and rescind rules and regulations for the conduct of its business and shall define terms not otherwise defined herein, in each case as it considers advisable.

In addition to the authority granted to the Committee herein, the Chief Executive Officer of the Company shall have the authority to grant Incentive Awards to any Employee who is not an officer of the Company, subject to the following: (a) the Chief Executive Officer may grant Incentive Awards of up to 2,500 shares of Common Stock per year to a current store manager or any other eligible non-officer Employee, and up to 10,000 shares of Common Stock to a newly hired non-officer Employee, or subject to such other per-person limits as may be approved by the Compensation Committee from time to time; (b) all such grants must comply with all terms and conditions set forth in this Plan, including but not limited to, that such grants be made at Market Value on the date of the grant and shall be evidenced by a grant agreement in the form approved by the Committee; (c) for each annual period commencing May 19, 2017, the total Incentive Awards granted by the Chief Executive Officer under this authority shall not exceed 150,000 shares; and (d) the Chief Executive Officer shall report any such grants to the Committee on an annual basis.

3.2    Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards including, without limitation: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject. Except for Incentive Awards granted with respect to a maximum of five percent of the shares authorized in the first sentence of Section 4.1 and any shares granted to members of the Board or members of the board of directors of a Subsidiary, Incentive Award agreements shall not provide for vesting prior to the first anniversary of the grant date, provided, that the Committee may provide for shorter or earlier vesting in connection with a Change in Control, death, Disability or other event or circumstance that the Committee determines to be appropriate.

3.3    Amendments or Modifications of Incentive Awards. Subject to Section X, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided that such actions do not cause an Incentive Award not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code. The Committee shall without limitation, have the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 will be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the

Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards (such grant of new Incentive Awards will be considered to be a new grant for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant); provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Awards to the same Participants.

3.4    Indemnification of Committee Members. No member or former member of the Committee, or any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or was a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company’s or any Subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION IV.
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum total number of shares available for Incentive Awards under the Plan shall be 2,500,000 shares of Common Stock. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

To the extent that any Incentive Award is forfeited, terminates, expires or lapses instead of being exercised, the shares subject to such Incentive Awards not delivered as a result thereof shall again be available for Incentive Awards under this Plan. If the exercise price of any Stock Option and/or the tax withholding obligations relating to any Incentive Award are satisfied by delivering shares (either actually or through a signed document affirming a Participant's ownership and delivery of such shares) or withholding shares relating to such Incentive Award, the gross number of shares subject to the Incentive Award shall nonetheless be deemed to have been granted for purposes of the first sentence of this Section 4.1.

4.2    Limitation on Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 20% of the shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award previously issued or that may thereafter be issued as Performance-Based Compensation. The purpose of this Section 4.2 is to ensure that the Plan provides Performance-Based Compensation, and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

4.3    Adjustments.

(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Incentive Awards and available for issuance under the Plan, and the limitation provided in Section 4.2, together with applicable exercise prices, shall be adjusted in such manner and at such time as shall be equitable under the circumstances, and as shall generally reflect the proportionate percentage change in the number of shares outstanding and the share price. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b) Other Actions Affecting Common Stock. If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

SECTION V.
STOCK OPTIONS
5.1    Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in relevant sections of the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. No Stock Option granted to a Director or a Consultant who is not an Employee shall be considered an incentive stock option under Section 422(b) of the Code.

5.2    Stock Option Agreements. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section V shall govern.

5.3    Stock Option Exercise Price. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value (or such higher amount as may be necessary under Section 5.5 below). The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4    Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5    Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6    Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7    Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.8    Termination of Employment or Cessation of Service. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a) General. If a Participant ceases to be a Director, Consultant or an Employee for any reason other than the Participant’s death, Disability, or termination for Cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment or cessation of service, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination or cessation.

(b) Death. If a Participant dies either while an Employee, Consultant or Director or after the termination of employment or cessation of service other than for Cause but during the time when the Participant could have exercised a Stock Option, the Stock Option issued to such Participant shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death, termination of employment or cessation of service, whichever first occurred, and not beyond the original terms of the Stock Option.

(c) Disability. If a Participant ceases to be an Employee, Consultant or Director of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or cessation of service, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(d) Termination for Cause. If a Participant’s employment is terminated for Cause, a Consultant's services are terminated for Cause, or a Participant is removed as a Director for Cause, the Participant shall have no further right to exercise any Stock Options previously granted and all of the Participant’s outstanding Stock Options shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination or removal is for Cause.

SECTION VI.
RESTRICTED STOCK

6.1    Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section VIII) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. To the extent determined by the Committee, Restricted Stock may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

6.2    Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by restricted stock agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in “book entry” form in the Company’s stock records. Unless the restricted stock agreement or certificate of award provides otherwise, awards of Restricted Stock shall be subject to the terms and conditions set forth in this Section VI.

6.3    Vesting. The grant, issuance, retention and vesting of shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of shares of Restricted Stock subject to continued employment, passage of time and/or Performance Measures as deemed appropriate by the Committee. In no event shall the grant, issuance, retention, vesting or settlement of shares of Restricted Stock that is based on Performance Measures or a level of achievement measured against Performance Measures be subject to a performance period of less than one year. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock over a period of less than one (1) year from the date the Award is made, other than as a result of or upon the death or Disability of the Participant or a Change in Control.

6.4    Termination of Employment or Cessation of Directorship Status. Unless the Committee otherwise consents or permits (before or after the grant or Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:

(a) General. Except as set forth in Section 6.4(b) below, if a Participant ceases to be a Director, Consultant or Employee during the Restricted Period, the Participant shall have no further right to retain or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b) Death or Disability. If a Participant’s employment or service with the Company is terminated because of death or Disability during the Restricted Period, then all restrictions remaining on any or all shares of Restricted Stock shall terminate automatically with respect to all such shares granted to such Participant.

6.5    Restrictions on Transferability.

(a) General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

6.6    Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company. The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

6.7    Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section VI and the terms and conditions set forth in the Participant’s restricted stock agreement. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock agreement or grant provide otherwise, any non-cash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

6.8    Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period.

SECTION VII.
CHANGE IN CONTROL

7.1    Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

7.2    Cash Payment for Stock Options. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the greater of (a) the highest sales price of the shares on NASDAQ on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company, over the exercise price per share of such Stock Options. Upon a Participant’s receipt of such amount with respect to some or all of his or her Stock Options, the respective Stock Options shall be cancelled and may no longer be exercised by such Participant.

SECTION VIII.
PERFORMANCE MEASURES

8.1    Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section VIII, the performance goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be based shall be limited to the following Performance Measures:

(a) Net income (before or after taxes, interest, depreciation, and/or amortization) at the Company or restaurant level;
(b) Net income per share;
(c) Return on equity;
(d) Cash earnings;
(e) Cash earnings per share (reflecting dilution of the Common Stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);
(f) Cash earnings return on equity;
(g) Operating income;
(h) Operating income per share;
(i) Operating income return on equity;
(j) Return on assets;
(k) Cash flow;
(l) Cash flow return on capital;
(m)Return on capital;
(n) Productivity ratios;
(o) Share price (including without limitation growth measures, total shareholder return or comparison to indices);
(p) Expense or cost levels;
(q) Margins;
(r) Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;
(s) Economic value added measurements;

(t) Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; and
(u) Same store sales.

One or more Performance Measures may be used to measure the performance of one or more of the Company, its Subsidiaries, its Affiliates or any combination of the foregoing, compared to pre-determined levels, as the Committee may deem appropriate, or compared to the performance of a pre-established peer group, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section VIII.

8.2    Evaluation of Performance. The Committee may provide in any such Incentive Award that any evaluation of Performance may include or exclude any of the following events or their effects that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year, (f) acquisitions, mergers, divestitures or accounting changes, (g) amortization of goodwill or other intangible assets, (h) discontinued operations, and (i) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

8.3    Committee Discretion. In the event that applicable tax laws, securities laws, or both, change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 8.1.

8.4    Adjustment of Performance-Based Compensation. Incentive Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be increased or adjusted upward. The Committee shall retain the discretion to decrease or adjust such Incentive Awards downward, and such Incentive Awards may be forfeited in whole or in part.

8.5     Performance-Based Compensation Conditioned on Performance. Payment of Performance-Based Compensation to a Participant for a Performance Period under this Plan shall be entirely contingent upon achievement of the performance goals established by the Committee pursuant to this Section VIII, the satisfaction of which must be substantially uncertain when established by the Committee for the Performance Period.

8.6    Time of Determination of Performance Goals by Committee. All performance goals to be made by the Committee for a Performance Period pursuant to this Section VIII shall be established in writing by the Committee during the first 90 days of such Performance Period and before 25% of the Performance Period has elapsed.

8.7    Section 162(m) Purpose. It is intended that the Plan may provide performance-based compensation under Section 162(m) of the Code, and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

8.8    Objective Standards. Performance-Based Compensation shall be based solely upon objective criteria, consistent with this Section VIII, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Performance-Based Compensation to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section VIII of the Plan, it may not amend or waive such criteria after the 90th day of the respective Performance Period. The Committee shall have no authority or discretion to increase any Performance-Based Compensation or to construct, modify or apply the measurement of a Participant’s Performance in a manner that will directly or indirectly increase the Performance-Based Compensation for the Participant for any Performance Period above the amount determined by the applicable objective standards established within the time period set forth in Section 8.6.

SECTION IX.
GENERAL PROVISIONS

9.1    No Rights to Incentive Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

9.2    Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and other withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, taxes on income deemed to be recognized as a result of grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

9.3    Compliance with Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.4    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting, continuing in effect or discontinuing other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

9.5    No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

9.6    No Liability of Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive
Award.

9.7    Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for Cause of that Participant’s employment or service with the Company and its Subsidiaries is under consideration or while the removal for Cause of the Participant as a Director is under consideration.

9.8    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

9.9    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

9.10    409A. The terms and conditions of all grants under the Plan shall be designed to comply with the applicable requirements, if any, of Code Section 409A. To the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Code Section 409A or is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a change in control of the Company or due to the Participant's disability or "separation from service" (as such term is defined in Treasury Regulation Section 1.409A-1(h)), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability or separation from service, as the case may be, in Code Section 409A(a)(2)(A) and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a specified employee (as hereinafter defined and as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the specified employee's separation from service (or, if earlier upon the specified employee's death) unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. A "specified employee" means a specified employee as defined in Code Section 409A(a)(2)(B) and applicable regulations under Code Section 409A, determined in accordance with procedures established by the Committee and applied uniformly with respect to all plans maintained by the Company that are subject to Code Section 409A.

9.11    Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Incentive Award agreement, Incentive Awards and benefits otherwise provided by Incentive Awards made under the Plan shall be subject to the Company's incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

SECTION X.
TERMINATION AND AMENDMENT

10.1    Board and Committee Actions. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) except as provided in Section 4.3, reduce the exercise price at which Stock Options may be granted below the prices provided for in Section 5.3, (ii) except as provided in Section 4.3, reduce the exercise price of outstanding Stock Options, (iii) increase the individual maximum limits in Section 4.2, or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or, if the Company is then subject to the NASDAQ listing requirements, under NASDAQ listing requirements or other applicable NASDAQ rules and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Code Section 409A.

10.2    No Impairment. Notwithstanding anything to the contrary in Section 10.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder’s consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION XI.
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved by the Board of Directors on March 28, 2017 and shall take effect on May 19, 2017, upon approval by the shareholders at the 2017 Annual Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after May 18, 2027.

DRH diversifiedrestaurantholdingsinc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - T. Michael Ansley	☐	☐	02 - David G. Burke	☐	☐	03 - Jay Alan Dusenberry	☐	☐
04 - Philip Friedman	☐	☐	05 - David Ligotti	☐	☐	06 - Joseph M. Nowicki	☐	☐
07 - Gregory J. Stevens	☐	☐						

Proposal	For	Against	Abstain
2. Approval of the Diversified Restaurant Holdings, Inc. Stock Incentive Plan of 2017.	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
4. Advisory approval of the compensation of our named executive officers.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02KDLB

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

DRH diversifiedrestaurantholdingsinc.

Proxy — DIVERSIFIED RESTAURANT HOLDINGS, INC.

27680 Franklin Road
Southfield, Michigan 48034

David G. Burke and Phyllis A. Knight, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Diversified Restaurant Holdings, Inc. to be held on May 18, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all Nominees and FOR Proposals 2, 3 and 4.

(Items to be voted appear on reverse side.)

diversifiedrestaurantholdingsinc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/SAUC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/SAUC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/SAUC** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 5, 2017 to facilitate timely delivery.

2 N O T   C O Y

02KDNB

Stockholder Meeting Notice

Diversified Restaurant Holdings, Inc.'s Annual Meeting of Stockholders will be held on Thursday, May 18, 2017 at 1218 Randolph, Detroit, Michigan 48226, at 10:00 a.m. EDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4:

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/SAUC**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Diversified Restaurant Holdings, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 5, 2017.

02KDNB